EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value of $0.00001 per share, of Q&K International Group Limited, and that this agreement may be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned hereby execute this agreement as of February 14, 2020.

Youzhen Inc.

By:	/s/ Guiying Song
Name: Guiying Song
Title: Director

Shanghai Youzhen Investment Consultation Co., Ltd.

By:	/s/ Guiying Song
Name: Guiying Song
Title: Executive Director

Shanghai Youzhen Investment Management Center LLP

By:	/s/ Guiying Song
Name: Guiying Song
Title: General Partner and Executive Partner

Guiying Song

By:	/s/ Guiying Song

[Signature Page to Schedule 13G Joint Filing Agreement]